Exhibit 99.3


               200 East Randolph Drive                    Telephone 312-565-1500
               Chicago, IL 60601




PRICE WATERHOUSE L.L.P.




October 31, 1996

To the Board of Directors of
Allegiance Corporation


Dear Directors:

We have been furnished with a copy of the Report on Form 8-K of Allegiance Corporation (the Company) that describes a change in the method of determining goodwill impairment from the undiscounted cash flow basis to a fair value basis (the Form 8-K). It should be understood that the preferability of one acceptable method of goodwill impairment assessment has not been addressed in any authoritative accounting literature and in arriving at our opinion expressed below, we have relied on management's business planning and judgment. Based upon our discussions with management and the stated reasons for the change, we believe that such change represents, in your circumstances, the adoption of a preferable alternative accounting principle for goodwill impairment assessment in conformity with Accounting Principles Board Opinion No. 20.

We have not made any audit in accordance with generally accepted auditing standards of the financial statements of the Company for any period subsequent to December 31, 1995 and, accordingly, we express no opinion thereon or on the financial information filed as part of the Form 8-K of which this letter is to be an exhibit.


Sincerely,

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP